Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2020, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-236253) and related Prospectus of KLDiscovery Inc. for the registration of 29,350,000 shares of its common stock.

/s/ Ernst & Young LLP

Tysons, Virginia

March 26, 2020